UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 East 29th Street, 10th Floor

New York, NY 10016

(Address of principal executive offices) (Zip code)

(646) 490-2965

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Collaboration Agreement

On January 30, 2019, (the “Agreement Date”), MeiraGTx Holdings plc (the “Company”) and its wholly owned subsidiary, MeiraGTx UK II Limited, entered into a Collaboration, Option and License Agreement (the “Collaboration Agreement”) with Janssen Pharmaceuticals, Inc. (“Janssen”) for the research, development and commercialization of gene therapies for the treatment of inherited retinal diseases (“IRDs”).

Collaboration and Licenses

Under the Collaboration Agreement, upon the expiration or termination of applicable waiting periods and the receipt of any required approvals or clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (such date, the “Effective Date” and such clearance, “Antitrust Clearance”), the Company and Janssen have agreed to collaborate on the conduct of 3 collaboration programs from the Company’s leading IRD pipeline (the “Clinical Programs”) for the following: (i) a product candidate for achromatopsia (“ACHM”) caused by mutations in CNGB3; (ii) a product candidate for ACHM caused by mutations in CNGA3; and (iii) a product candidate for X-linked retinitis pigmentosa (“XLRP”).

The Company and Janssen have agreed on a research collaboration to develop a pipeline of IRD gene therapy candidates. The parties will select and prioritize IRD targets for research. Janssen has the right to opt-in to each program coming out of the research collaboration (“Research Program”) at or before the time of clearance of an Investigational New Drug (“IND”) application by the United States Food and Drug Administration (“FDA”). The Company and Janssen have also agreed on a separate research collaboration to further develop manufacturing technology for adeno-associated virus (“AAV”)-based gene therapy products (“CMC Development Collaboration”).

Under the terms of the Collaboration Agreement, subject to the licenses granted by Janssen back to the Company, the Company has agreed to grant to Janssen, as of the Effective Date, exclusive, worldwide, royalty-bearing, transferable, sublicensable licenses to certain of the Company’s intellectual property rights, for the research, development, manufacturing and commercialization of gene therapy products (the “Products”) from: (i) the Clinical Programs; and (ii) the Research Programs for which Janssen opts-in. The Company retains all rights to a Product from the Research Program if Janssen does not opt-in to the Research Program.

Financial Terms

Under the terms of the Collaboration Agreement, Janssen has agreed to pay the Company an upfront payment of $100 million (the “Upfront Payment”) within 30 days after the Effective Date.

Janssen will fund all clinical development and commercialization costs for the Clinical Programs. Janssen will pay an opt-in fee for each Research Program that Janssen selects for further development and commercialization. Prior to opt-in to a Research Program, the parties will share the research costs for each Research Program, and a significant portion of the costs of the research collaboration will be paid by Janssen. Following opt-in to a Research Program, Janssen will fund all clinical development and commercialization costs for the Research Program. The parties will share the costs associated with the manufacturing collaboration.

The Collaboration Agreement provides for: (i) aggregate development and commercial milestone payments from Janssen to the Company of up to $340 million for the Company’s CNGB3, CNGA3 and XLRP programs and (ii) an opt-in payment plus development milestones from Janssen to the Company for each Research Program opted-in by Janssen.

Janssen has also agreed to pay the Company royalties, based on future net sales of the Products. Such royalty percentages, for net sales globally are: (i) an untiered rate of 20 percent of annual net sales for the Clinical Programs; and (ii) an untiered high teens percentage of annual net sales for the Research Programs opted-in by Janssen. On a country-by-country and Product-by-Product basis, royalty payments would commence on the first commercial sale of a Product and terminate on the later of: (a) the expiration of the last valid claim covering certain aspects of the Product or its approved of use in such country; (b) 10 years from the first commercial sale of the Product in such country; and (c) the expiration of data exclusivity in such country (the “Royalty Term”). Royalty payments may be reduced by up to 50% in specified circumstances.

Manufacturing

The Company will initially be responsible for the manufacture of Products for research and development activities in accordance with applicable research plans and development plans. Further clinical and commercial supply of Products will occur under a separate clinical supply agreement and commercial supply agreement negotiated between the Company and Janssen.

Intellectual Property

Under the terms of the Collaboration Agreement and subject to specified exceptions therein, each party owns the entire right, title and interest in and to all intellectual property rights made solely by its employees or agents in the course of the collaboration. The parties jointly own all rights, title and interest in and to all intellectual property rights: (i) made or invented jointly by employees or agents of both parties; and (ii) made or invented under the CMC Development Collaboration.

Termination

Unless earlier terminated, the Collaboration Agreement expires on the expiration of the last to expire Royalty Term with respect to a Product in all countries. Either party may terminate the Collaboration Agreement: if specified regulatory agencies seek to enjoin the transaction, if the parties are unable to obtain Antitrust Clearance within 180 days of the applicable antitrust filings, or for the other party’s uncured material breach, insolvency or bankruptcy. Beginning on the first anniversary of the Effective Date, Janssen may terminate the Collaboration Agreement in its entirety or on a Product-by-Product basis by providing prior written notice to the Company: (i) ninety (90) days if before the first commercial sale of such Product; and (ii) six (6) months following the first commercial sale of such Product. The Company may terminate the Collaboration Agreement, subject to specified conditions, if Janssen challenges the validity or enforceability of certain of the Company intellectual property rights.

Item 7.01.	Regulation FD Disclosure.

On January 31, 2019, the Company issued a press release announcing the Collaboration Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release of MeiraGTx Holdings plc, dated January 31, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2019

MEIRAGTX HOLDINGS PLC

By:	/s/ Richard Giroux
Name: Title:	Richard Giroux Chief Operating Officer

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